                                   EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              THE MONEY STORE INC.

     Pursuant to the provisions of Section 14A:9-2(4) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Restated Certificate of Incorporation:

     1. The name of the corporation is The Money Store Inc. (the "Corporation").

     2. Paragraph A of Article THIRD of the Corporation's Restated Certificate of Incorporation shall be amended to read as follows:

                           "The total number of shares which the corporation is
                  authorized to issue is One Hundred Ten Million (110,000,000), of which One Hundred Million (100,000,000) shares shall be Common Stock, with no par value, and Ten Million (10,000,000) shares shall be Preferred Stock, with no par value."

     3. The amendment was adopted by the shareholders of the Corporation on October 12, 1995.

     4. The total number of shares entitled to vote on the amendment was 13,637,900.

     5. The number of shares voting for and against the amendment was as follows:

                      Number of Shares          Number of Shares
                         Voting For              Voting Against
                         Amendment                  Amendment
                         ---------                  ---------

                         8,008,887                  3,826,559

Dated: October 12, 1995

                                           THE MONEY STORE INC.

                                           By:    /s/ Morton Dear
                                                  --------------------------
                                           Name:   Morton Dear
                                           Title:  Executive Vice President



                                      104